Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of July 2, 2022

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Viavi Solutions LLC (f.k.a Aeroflex Wichita, Inc.)	Delaware
4	JDSU Acterna Holdings LLC	Delaware
5	Optical Coating Laboratory, LLC	Delaware
6	TTC International Holdings, LLC	Delaware
7	Viavi Solutions Licensing LLC	Delaware
INTERNATIONAL
8	Acterna France SAS	France
9	Anuview Software Limited	Ireland
10	Viavi Solutions Ireland Limited	Ireland
11	Aeroflex Limited (UK)	United Kingdom
12	Aeroflex Asia Pacific Ltd.	England and Wales
13	Aeroflex Asia Ltd.	Hong Kong
14	Aeroflex Technologies SA	Spain
15	Aeroflex SRL	Italy
16	Aeroflex Systems Pvt Ltd.	India
17	Expandium SAS	France
18	Cango Netorks Private Limited	India
19	Comtest Wireless International Limited	United Kingdom
20	Comtest Wireless International SRL	Italy
21	Comtest Wireless Limited	England and Wales
22	Flex Co., Ltd.	Beijing
23	JDSU Benelux B.V.	Netherlands
24	Viavi Solutions do Brasil Ltda	Brazil
25	JDSU Holdings GmbH	Germany
26	JDSU International GmbH	Germany
27	Trilithic Asia Company Limited	Thailand
28	TTC Asia Pacific Ltd.	Hong Kong
29	Viavi Solutions (Beijing) Co., Ltd.	Beijing
30	Viavi Solutions (Greater China) Limited	Hong Kong
31	Viavi Solutions (Hong Kong) Limited	Hong Kong
32	Viavi Solutions (Shenzhen) Co., Ltd.	China
33	Viavi Solutions (Suzhou) Co., Ltd.	China
34	Viavi Solutions AB	Sweden
35	Viavi Solutions Australia Pty Ltd.	Australia
36	Viavi Solutions Austria GmbH	Austria
37	Viavi Solutions Canada ULC	Canada
38	Viavi Solutions Cayman Ltd.	Cayman Islands
39	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
40	Viavi Solutions Deutschland GmbH	Germany
41	Viavi Solutions France SAS	France
42	Viavi Solutions GmbH	Germany
43	Viavi Solutions India Pvt. Ltd.	India
44	Viavi Solutions Italia S.R.L.	Italy
45	Viavi Solutions Japan K.K.	Japan
46	Viavi Solutions Korea Ltd.	Korea
47	Viavi Solutions Sp.z.o.o.	Poland
48	Viavi Solutions Romania SRL	Romania
49	Viavi Solutions Singapore Pte. Ltd.	Singapore
50	Viavi Solutions Spain, S.L.	Spain
51	Viavi Solutions UK Limited	United Kingdom
52	Viavi Solutions World Holdings GmbH & Co KG	Germany